Exhibit 10.10

JEFFERSON CAPITAL, INC. RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is entered into effective as of the effective date of the Reorganization (defined below) (the “Effective Date”), by and between Jefferson Capital, Inc. (the “Company”) and the holder (“Holder”) identified on the signature page hereto (the “Signature Page”).

WHEREAS, as of the Effective Date, Holder holds a number of Class B Units (the “Upstairs Class B Units”) in Management Invest, LLC (“Management Invest”), as set forth on the Signature Page hereto, pursuant to the Amended and Restated Limited Liability Company Agreement of Management Invest, LLC, dated March 9, 2020 (as the same may hereafter be amended, modified or amended and restated, from time to time, the “Management LLC Agreement”), the Management Invest, LLC 2018 Management Incentive Plan (the “Management Plan”) and one or more Management Incentive Units Award Agreements (the “Upstairs Award Agreements”);

WHEREAS, the Upstairs Class B Units in turn correspond to Class B Units (the “Downstairs Class B Units” and together with the Upstairs Class B Units, the “Class B Units”) in JCAP Topco, LLC (“Topco”) awarded to Management Invest pursuant to the Limited Liability Company Agreement of JCAP Topco, LLC (as the same may hereafter be amended, modified or amended and restated, from time to time, the “Topco LLC Agreement”), the JCAP Topco, LLC 2018 Underlying Units Plan (the “Topco Plan” and together with the Management Plan, the “Plans”) and one or more Underlying Units Award Agreements (the “Downstairs Award Agreements” and together with the Upstairs Award Agreements, the “Award Agreements”); and

WHEREAS, in connection with the initial public offering (the “IPO”) of the Company’s common stock (“Common Stock”), the Company and its affiliates will undergo a series of transactions immediately prior to such IPO (the “Reorganization”) pursuant to which, among other things, Management Invest will be dissolved and the holders of Upstairs Class B Units will exchange their Upstairs Class B Units for the number of shares of common stock of the Company set forth on the Signature Page hereto (and, for the avoidance of doubt, with such corresponding Downstairs Class B Units cancelled), subject to the terms and conditions of this Agreement (such shares, the “Restricted Shares”), which exchange shall be effective prior to and subject to the consummation of the IPO (the date of such exchange, the “Exchange Date”).

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

ARTICLE I.
GENERAL

1.1            Issuance of Restricted Shares. Subject to the terms and conditions of this Agreement and pursuant to the Reorganization, Holder was automatically issued the Restricted Shares on the Effective Date and the Company will cause (a) a stock certificate or certificates representing the Restricted Shares to be registered in Holder’s name or (b) the Restricted Shares to be held in book-entry form. If a stock certificate is issued, the certificate will be delivered to, and held in accordance with this Agreement by, the Company or its authorized representatives and will bear the restrictive legends required by this Agreement. If the Restricted Shares are held in book-entry form, then the book-entry will indicate that the Restricted Shares are subject to the restrictions of this Agreement.

ARTICLE II.
VESTING, FORFEITURE AND ESCROW

2.1            Vesting. The Restricted Shares received in respect of Holder’s Class B Units which were subject solely to time-based vesting will become vested Shares (each, a “Vested Share”) at the same time the corresponding Class B Units would have vested under the terms of the applicable Award Agreement(s), as set forth on the Signature Page hereto. The Restricted Shares received in respect of Holder’s Class B Units which were subject to performance-based vesting will become Vested Shares as to one-third of such Restricted Shares on each of the first three (3) anniversaries of the IPO. Notwithstanding the foregoing, any fraction of a Restricted Share that would otherwise become a Vested Share will be accumulated and will become a Vested Share only when a whole Vested Share has accumulated.

2.2            Forfeiture.

 (a)           In the event of Holder’s Termination of Service for any reason, subject to Section 2.2(b), Holder will immediately and automatically forfeit to the Company any Restricted Shares that are not Vested Shares (the “Unvested Shares”) at the time of Holder’s Termination of Service, except as otherwise determined by the Committee or provided in a binding written agreement between Holder and the Company. Upon forfeiture of Unvested Shares, the Company will become the legal and beneficial owner of the Unvested Shares and all related interests and Holder will have no further rights with respect to the Unvested Shares.

 (b)           Notwithstanding Section 2.2(a), in the event of Holder’s Termination of Service (i) by the Company without Cause or (ii) due to Holder’s death or Disability, any Unvested Shares held by Holder at the time of such Termination of Service shall become Vested Shares as of the date of such Termination of Service. In addition, the Committee may accelerate the vesting of all or a portion of the Restricted Shares in such other circumstances as it may determine.

2.3            Escrow.

 (a)           Unvested Shares will be held by the Company or its authorized representatives until (i) they are forfeited, (ii) they become Vested Shares or (iii) this Agreement is no longer in effect. By accepting this award, Holder appoints the Company and its authorized representatives as Holder’s attorney(s)-in-fact to take all actions necessary to effect any transfer of forfeited Unvested Shares to the Company as may be required pursuant to this Agreement and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its authorized representative, will not be liable for any good faith act or omission with respect to the holding in escrow or transfer of the Restricted Shares.

(b)           As soon as reasonably practicable following the date on which an Unvested Share becomes a Vested Share, the Company will cause the certificate (or a new certificate without the legend required by this Agreement, if Holder so requests) representing the share to be delivered to Holder or, if the share is held in book-entry form, cause the notations indicating the share is subject to the restrictions of this Agreement to be removed.

2.4            Rights as Stockholder. Except as otherwise provided in this Agreement, upon issuance of the Restricted Shares by the Company, Holder will have all the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends or other distributions paid or made with respect to the Restricted Shares.

ARTICLE III.
TAXATION AND TAX WITHHOLDING

3.1            Representation. Holder represents to the Company that Holder has reviewed, or had the opportunity to review, with Holder’s own tax advisors the tax consequences of the Restricted Shares and the transactions contemplated by this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.

3.2            Section 83(b) Election. As soon as practicable after the Effective Date, if Holder is or may become subject to taxation in the United States of America, Holder shall provide the Company with a copy of a completed election under Section 83(b) of the Code in the form of Exhibit A attached hereto. Holder shall timely (within thirty (30) days of the Effective Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service, and thereafter shall certify to the Company that Holder has made such timely filing and furnish a copy of such filing to the Company. Holder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Restricted Shares. HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.

3.3            Tax Withholding.

 (a)           The Company and its Subsidiaries have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Holder may make such payment in one or more of the forms specified below:

 (i)            by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

 (ii)           by the deduction of such amount from other amounts (including compensation) payable in cash by the Company or its Subsidiaries to Holder;

 (iii)          with the consent of the Committee, by requesting that the Company withhold from the Restricted Shares that are then becoming vested the minimum number of whole Restricted Shares having a then current Fair Market Value necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the maximum applicable statutory withholding rates;

 (iv)         with the consent of the Committee, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the maximum applicable statutory withholding rates;

 (v)           subject to applicable laws, any Company insider trading policy and the terms of any other agreement between Holder and the Company, through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock and that the broker has been irrevocably directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Committee; or

 (vi)          in any combination of the foregoing.

 (b)           In the event Holder fails to provide timely payment of all sums required pursuant to Section 3.3(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 3.3(a)(ii) or Section 3.3(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing the Restricted Shares to Holder or his or her legal representative or release the Restricted Shares to Holder unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the Shares or any other taxable event related to the Shares.

 (c)           In the event any tax withholding obligation arising in connection with the Restricted Shares will be satisfied under Section 3.3(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of Restricted Shares from those Restricted Shares that are then becoming vested as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Holder hereby instructs and authorizes the Company and such brokerage firm to complete the transactions described in this Section 3.3(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to deliver any certificate representing the Restricted Shares to Holder or his or her legal representative until the foregoing tax withholding obligations are satisfied.

 (d)           Holder acknowledges that Holder is ultimately liable and responsible for all taxes owed in connection with the Restricted Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Restricted Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Restricted Shares or the subsequent sale of the Restricted Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this award to reduce or eliminate Holder’s tax liability.

ARTICLE IV.
RESTRICTIVE LEGENDS AND TRANSFERABILITY

4.1           Legends. Any certificate representing a Restricted Share will bear the following legends (or such other legend(s) as the Company may reasonably deem necessary) until the Restricted Share becomes a Vested Share:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The offering and sale of the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Any transfer of such securities will be invalid unless a Registration Statement under the Securities Act is in effect as to such transfer or in the opinion of counsel for THE COMPANY such registration is unnecessary in order for such transfer to comply with the Securities Act.

4.2           Transferability. Without the consent of the Committee, the Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, in any manner unless and until they become Vested Shares. Any attempted transfer or disposition of Unvested Shares prior to the time the Unvested Shares become Vested Shares shall be void and unenforceable. The Company will not be required to (a) transfer on its books any Restricted Share that has been sold or otherwise transferred in violation of this Agreement or (b) treat as owner of such Restricted Share or accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Share has been so transferred. The Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, or make appropriate notations to the same effect in its records.

4.3           Market Standoff. Holder hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Holder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of or transfer, any shares of Common Stock or other securities of the Company during the one hundred and eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two (2) registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may place a restrictive legend on any security issued to Holder and/or impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such one hundred and eighty (180)-day period. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

ARTICLE V.
OTHER PROVISIONS

5.1            Administration. The Committee shall have all powers with respect to the administration of this Agreement and the Restricted Shares, including, without limitation, the interpretation of the provisions of this Agreement. All decisions by the Committee shall be conclusive and binding on Holder.

5.2            Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, or exchange of shares or other securities of the Company or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company affects the Restricted Shares such that an adjustment of the Restricted Shares is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Committee shall, in such manner as it may deem equitable, in its sole discretion, adjust any or all of the number and type of Restricted Shares. In the event that the Company or its affiliates are party to a merger or consolidation or in the event of a sale of all or substantially all of the Company’s Common Stock or assets, the Restricted Shares shall be subject to the treatment provided in the definitive transaction agreement or as determined by the Committee subject to any provisions of this Agreement that apply.

5.2            Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s General Counsel at the Company’s principal office at 600 South Highway 169, Suite 1575, Minneapolis, MN 55426. Any notice to be given under the terms of this Agreement to Holder must be in writing and addressed to Holder at Holder’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section 5.2, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received via email (to Holder only), when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service or when delivered by a nationally recognized express shipping company.

5.3            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.4            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.5            Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Agreement, if Holder is subject to Section 16 of the Exchange Act, this Agreement and the Restricted Shares will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.6            Entire Agreement. This Agreement (including any exhibit hereto) constitutes the entire agreement of the parties and supersedes in their entirety all prior undertakings and agreements of the parties hereto with respect to the subject matter hereof, including the Award Agreements, the Plan, the Management LLC Agreement and the Topco LLC Agreement.

5.7            Agreement Severable. In the event that any provision of this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of this Agreement.

5.8            Not a Contract of Employment. Nothing in this Agreement confers upon Holder any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

5.9            Conformity to Securities Laws. Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Shares are granted and may be vested, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable laws, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.10          Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided, that, except as may otherwise be provided, directly or indirectly, in this Agreement, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the Restricted Shares without the prior written consent of Holder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.11          Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.12          Jurisdiction. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the state or federal courts located in the State of Delaware. Solely in connection with claims arising under this Agreement or the transaction contemplated hereby, each party hereto (i) irrevocably submits to the exclusive jurisdiction of the state or federal courts located in the State of Delaware, (ii) waives any objection to laying venue in any such action or proceeding in the state or federal courts located in the State of Delaware and (iii) waives any objection that the state or federal courts located in the State of Delaware are an inconvenient forum or do not have jurisdiction over any party hereto. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INLCUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

5.13          Further Assurances. From and after the date of this Agreement, Holder shall execute any and all further reasonable documents, financing statements, agreements and instruments and take all further reasonable action that may be required under applicable law or that the Company may reasonably request in order to effectuate the transactions contemplated by this Agreement, including, without limitation, the Holder’s representations, warranties and covenants, and taking any reasonable actions in connection with any applicable law or governmental authority related to equityholders of the Company.

5.14          Counterparts. This Agreement may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

5.15          Other Awards. This Agreement, together with any other equity grants received in connection with the Reorganization and/or the IPO (including, for the avoidance of doubt, any unrestricted shares of Common Stock of the Company), are in replacement of, and supersede in all respects, the Class B Units and any rights thereunder. Holder agrees and acknowledges that, following the Effective Date, Holder will (i) hold no Class B Units, (ii) no longer be a member of Management Invest and (iii) have no surviving rights under the governing documents of Management Invest or Topco (including, without limitation, any Plan or Award Agreement).

ARTICLE VI.

DEFINITIONS

6.1            “Cause” means with respect to a Holder, “Cause” (or any term of similar effect) as defined in such Holder’s employment or service agreement with the Company or an affiliate thereof if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of “Cause” (or term of similar effect), then “Cause” shall mean one or more of the following: (a) Holder’s repeated and gross failure to perform Holder’s material duties, after written notice of such performance has been given to Holder with thirty (30) days to cure such nonperformance; (b) Holder’s commission of a felony, a crime of moral turpitude or a misdemeanor involving fraud or dishonesty (for avoidance of doubt, a single driving while intoxicated (or other similar charge) shall not be considered a felony or crime of moral turpitude); (c) Holder’s perpetration of any act of fraud or material dishonesty against or affecting the Company, any of its affiliates, or any customer, agent or employee thereof; (d) Holder’s material breach of fiduciary duty or material breach of this Agreement, after written notice of such breach has been given to Holder and, to the event such breach is curable, within thirty (30) days to cure such breach; (e) Holder’s repeated insolent or abusive conduct in the workplace, including but not limited to, harassment of others of a racial or sexual nature after notice of such behavior; (f) Holder’s taking any action which is intended to harm or disparage the Company or its affiliates, or their reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or its affiliates; or (g) Holder’s engaging in any act of material self-dealing without prior notice to and consent by the Committee.

6.2            “Committee” means the Company’s Board of Directors, the Compensation Committee thereof or a committee or subcommittee appointed by the Company’s Board of Directors or Compensation Committee thereof to administer this Agreement.

6.3            “Disability” means that the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

6.4            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

6.5            “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the shares of Common Stock are listed on any established stock exchange, its Fair Market Value will be the closing sales price for such shares of Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Committee deems reliable; (b) if the shares of Common Stock are not traded on a stock exchange but are quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Committee deems reliable; or (c) without an established market for the shares of Common Stock, the Committee will determine the Fair Market Value in its discretion.

6.6            “Securities Act” means the Securities Act of 1933, as amended.

6.7            “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

6.8            “Termination of Service” means termination of Holder’s engagement as an employee, consultant or director of the Company and its Subsidiaries, but excluding any termination where Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred and all questions of whether particular leaves of absence constitute a Termination of Service.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first set forth above.

JEFFERSON CAPITAL, INC.

By:
Name:
Title:

HOLDER

By:
Name:

Number of Class B Units and Restricted Shares Issued Pursuant to Exchange:

Date of Grant	Number of Class B Units Under Award Agreement on Effective Date		Number of Restricted Shares Issued in Exchange for Class B Units
	Time- Vesting	Performance- Vesting	Restricted Shares Corresponding To Time-Vesting Units	Restricted Shares Corresponding To Performance- Vesting Units
[______]	[______](1)	[______]	[______]	[______]

[______]	[______]	[______]	[______]	[______]

[(1) Vests as to: [_____].]